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                                                                   EXHIBIT 99.1



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                             INTREPID SYSTEMS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON _________, 1998

          Revoking all prior proxies, the undersigned, a shareholder of INTREPID SYSTEMS, INC., a California corporation (the "Company"), hereby appoints __________________, ________________, _______________, _______________, and
     each of them, attorneys and agents of the undersigned, with full power of substitution, to vote all of the undersigned's shares of the Common Stock, no par value ("Common Stock"), Series A Preferred Stock, no par value, Series B Preferred Stock, no par value, and Series C Preferred Stock, no par value, of the Company at the Special Meeting of Shareholders of the Company to be held at the Company's offices located at 1301 Harbor Bay Parkway, Alameda, California on ________, 1998 at ________m., local time, and at any adjournment or postponement thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated on the reverse. The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders of the Company called for the date indicated herein and the Prospectus/Proxy Statement relating to such meeting prior to signing of this Proxy.

           IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

           THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND CONSUMMATION OF THE MERGER.

                  IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

                         PLEASE DATE, SIGN AND MAIL YOUR
                       PROXY CARD BACK AS SOON AS POSSIBLE

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[X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

To (1) approve the Amended and Restated Agreement and Plan of Reorganization, dated as of June 9, 1998, by and among the Company, PeopleSoft, Inc., Richard White, as Securityholder Agent, and State Street Bank and Trust Company of California, N.A., as Escrow Agent, and the consummation of the transactions contemplated thereby and (2) grant the proxyholders, and each of them, the discretionary authority to vote the undersigned shareholder's shares on such other matters as are properly presented at the Special Meeting of Shareholders described on the reverse side of this proxy, all as described in the Company's Proxy Statement/Prospectus dated July ___, 1998.

           FOR                    AGAINST                   ABSTAIN
           [ ]                      [ ]                       [ ]

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.


Signature                                               Date
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Signature                                               Date
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                                                      Signature if held jointly

 NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT
       TENANTS, ALL SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.